April 23, 2003

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@Westcorpinc.com

Westcorp Reports Record First Quarter Net Income

•	Net income rose 40% to a record $23.5 million for the quarter

•	Earnings per share increased 30% to $0.60 for the quarter

•	Total revenues grew 22% to $194 million for the quarter

•	Automobile delinquencies declined 109 basis points to 2.41% at end of the quarter

•	Remaining off balance sheet trusts were re-consolidated

Irvine, CA: Westcorp (NYSE:WES) today reported that net income increased 40% to a record $23.5 million for the first quarter of 2003 compared with $16.9 million for the same period a year ago. Earnings per diluted share rose 30% to $0.60 for the first quarter of 2003 compared with $0.46 for the same period a year earlier.

“Our record earnings represent the culmination of eliminating off balance sheet accounting as well as our ability to effectively manage our business through a difficult business environment,” said Tom Wolfe, President of Westcorp. “Our earnings results are no longer based on estimated future cash flows from securitization transactions but rather actual cash flows earned over the life of the automobile contracts that we originate.”

Annualized credit loss experience for the first quarter increased 10 basis points to 2.86% of average managed automobile contracts compared with 2.76% for the same period a year ago. The percentage of outstanding contracts 30 days or more delinquent improved 109 basis points to 2.41% at March 31, 2003 compared with 3.50% at December 31, 2002. The allowance for credit losses as a percentage of owned contracts outstanding was 2.8% at March 31, 2003 compared with 2.9% at December 31, 2002.

“Our credit loss experience this quarter reflects continued general weakness in the economy and depressed wholesale used car prices,” said Mr. Wolfe. “However, the improvement in the percentage of automobile contracts delinquent, the percentage of repossessed automobiles in inventory and our shift to a higher concentration of prime credit quality originations are key indicators that credit trends will improve during the next few quarters.”

Automobile contract purchases totaled $1.4 billion for the first quarter of 2003, a 7% increase from the same period a year earlier. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts reached $9.7 billion at March 31, 2003, up from $9.4 billion at December 31, 2002.

Total revenues grew 22% for the three months ended March 31, 2003 to $194 million compared with $159 million for the same period a year earlier.

Net interest income increased 17% to $166 million for the three months ended March 31, 2003 compared with $142 million for the same period a year ago. Net interest margin for the three months ended March 31, 2003 was 5.02% compared with 5.57% for the same period a year earlier. Net interest income increased as more automobile contracts were held on the balance sheet offset by narrower net interest margins as the Company continues to shift its portfolio to a higher percentage of prime credit quality automobile contracts.

Total deposits grew 11% or $213 million to $2.1 billion at March 31, 2003 compared with $1.9 billion after the Company’s sale of its Northern California retail banking offices in September 2002 with the growth almost entirely in transaction accounts. During the quarter, the Company opened its first new Southern California retail banking office and expects to open three more locations during the remainder of the year.

Total noninterest income, which includes primarily automobile servicing related fee income, improved 62% to $27.8 million for the three months ended March 31, 2003 compared with $17.2 million for the same period a year earlier. This improvement was primarily the result of the elimination of non-cash amortization of residual interests and an increase in total managed automobile contracts.

Noninterest expense totaled $68.4 million or 35% of total revenues for the first quarter of 2003 compared with $60.9 million or 38% for the same period a year ago. The increase in noninterest expense was primarily the result of higher collection related costs.

Provision for credit losses totaled $79.9 million for the three months ended March 31, 2003 compared with $65.7 million for the same period a year ago. The increase is primarily the result of higher credit loss experience as well as setting aside allowance for credit losses for re-consolidated automobile contracts from securitization trusts formerly treated as off balance sheet transactions.

Effective January 1, 2003, the Company re-consolidated the remaining assets of trusts for all securitization transactions that were initially treated as sales for accounting purposes. There was no gain or loss recorded as a result of this re-consolidation. The re-consolidation of these assets represents the final step taken by the Company to eliminate gain on sale accounting.

Earnings Conference Call

Westcorp, along with its subsidiary WFS Financial, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Thursday, April 24, 2003. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s Web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS, is one of the nation’s largest independent automobile finance companies. WFS specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS can be found at its Web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 18 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its Web site at http://www.wfb.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to the Company’s future prospects, developments and business strategies. These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements.

These forward-looking statements are identified by use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

•	Changes in general economic and business conditions;

•	Interest rate fluctuations;

•	The Company’s financial condition and liquidity, as well as future cash flow earnings;

•	Competition;

•	The level of operating expenses;

•	The effect of new laws, regulations, court decisions or significant litigation;

•	The availability of sources of funding;

•	The level of chargeoffs on the automobile contracts that we originate; and

•	Other significant unexpected events.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of April 23, 2003. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,

	2003	2002

	(Dollars in thousands, except
	share and per share amounts)
Interest income:
Loans, including fees	$281,288	$232,912
Mortgage-backed securities and other	26,214	29,284

TOTAL INTEREST INCOME	307,502	262,196
Interest expense:
Deposits	17,556	21,010
Notes payable on automobile secured financing	110,799	92,018
Other	12,857	7,042

TOTAL INTEREST EXPENSE	141,212	120,070

NET INTEREST INCOME	166,290	142,126
Provision for credit losses	79,884	65,698

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	86,406	76,428
Noninterest income:
Automobile lending	20,949	11,674
Other	6,804	5,485

TOTAL NONINTEREST INCOME	27,753	17,159
Noninterest expense:
Salaries and associate benefits	39,455	34,871
Credit and collections	9,546	8,077
Data processing	4,568	4,580
Other	14,870	13,331

TOTAL NONINTEREST EXPENSE	68,439	60,859

INCOME BEFORE INCOME TAX	45,720	32,728
Income tax	18,226	12,964

INCOME BEFORE MINORITY INTEREST	27,494	19,764
Minority interest in earnings of subsidiaries	3,945	2,911

NET INCOME	$23,549	$16,853

Net income per common share:
Basic	$0.60	$0.46

Diluted	$0.60	$0.46

Weighted average number of common shares outstanding:
Basic	39,202,850	36,791,744
Diluted	39,452,915	36,980,861

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	March 31, 2003	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and due from banks	$93,202	$84,215
Investment securities available for sale	7,037	10,425
Mortgage-backed securities available for sale	2,790,310	2,649,657
Loans receivable	10,180,166	9,443,901
Allowance for credit losses	(281,030)	(269,352)

Loans receivable, net	9,899,136	9,174,549
Amounts due from trusts		101,473
Premises and equipment, net	76,069	78,664
Other	303,707	311,893

TOTAL ASSETS	$13,169,461	$12,410,876

LIABILITIES
Deposits	$2,084,725	$1,974,984
Notes payable on automobile secured financing	9,265,725	8,422,915
Securities sold under agreements to repurchase	226,783	276,600
Federal Home Loan Bank advances	282,742	336,275
Amounts held on behalf of trustee		177,642
Subordinated debentures	397,406	400,561
Other	168,489	107,036

TOTAL LIABILITIES	12,425,870	11,696,013
Minority interest	105,798	101,666
SHAREHOLDERS’ EQUITY
Common stock, (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 39,204,709 shares at March 31, 2003 and 39,200,474 shares at December 31, 2002)	39,205	39,200
Paid-in capital	350,122	350,018
Retained earnings	344,374	325,529
Accumulated other comprehensive loss, net of tax	(95,908)	(101,550)

TOTAL SHAREHOLDERS’ EQUITY	637,793	613,197

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,169,461	$12,410,876

WESTCORP AND SUBSIDIARIES
OTHER SELECTED FINANCIAL DATA
(UNAUDITED)
(Dollars in thousands)

	Three Months Ended
	March 31,

	2003	2002

LOAN ORIGINATIONS
Consumer (1)	$1,353,928	$1,266,189
Real estate	4,314	9,139
Commercial	96,684	61,268

Total	$1,454,926	$1,336,596

NET INTEREST MARGIN
Yield on interest-earning assets	9.71%	10.73%
Cost of interest-bearing liabilities	4.69	5.16

Interest margin	5.02%	5.57%

MANAGED AUTOMOBILE DELINQUENCY AND REPOSSESSIONS

	March 31, 2003		December 31, 2002

	Amount	Percent	Amount	Percent

Contracts managed at end of period	$9,650,229		$9,389,974

Period of delinquency
30-59 days	$165,052	1.71%	$238,204	2.54%
60 days or more	67,065	0.70	90,291	0.96

Total contracts delinquent	$232,117	2.41%	$328,495	3.50%

Total repossessions	$10,966	0.11%	$16,433	0.18%

MANAGED AUTOMOBILE CONTRACTS LOSS EXPERIENCE
	Three Months Ended
	March 31,

	2003	2002

Contracts managed at end of period	$9,650,229	$8,405,634

Average contracts managed during the period	$9,533,314	$8,273,297

Gross chargeoffs	$90,779	$79,792
Recoveries	22,598	22,633

Net chargeoffs	$68,181	$57,159

Net chargeoffs as a percentage of average managed contracts outstanding during period	2.86%	2.76%

	March 31,	December 31,
	2003	2002

MANAGED PORTFOLIO
Consumer (1)	$9,650,352	$9,390,114
Real estate	225,405	242,200
Commercial	147,967	147,375

Total	$10,023,724	$9,779,689

(1) Includes automobile contracts and other consumer loans.

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT MARCH 31, 2003

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	1998-C	1999-A	1999-B	1999-C	2000-A	2000-B	2000-C	2000-D

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.04%	0.04%	0.02%	0.03%	0.02%	0.04%	0.04%
3	0.11%	0.11%	0.11%	0.10%	0.10%	0.09%	0.13%	0.11%
4	0.23%	0.20%	0.26%	0.25%	0.20%	0.24%	0.27%	0.24%
5	0.39%	0.33%	0.47%	0.40%	0.36%	0.39%	0.46%	0.39%
6	0.50%	0.46%	0.66%	0.56%	0.55%	0.59%	0.65%	0.54%
7	0.61%	0.62%	0.87%	0.71%	0.71%	0.78%	0.81%	0.74%
8	0.75%	0.76%	1.00%	0.86%	0.91%	0.99%	0.93%	0.93%
9	0.86%	0.92%	1.13%	1.01%	1.10%	1.17%	1.07%	1.13%
10	1.00%	1.11%	1.24%	1.14%	1.27%	1.33%	1.24%	1.34%
11	1.17%	1.30%	1.35%	1.34%	1.45%	1.44%	1.41%	1.50%
12	1.32%	1.47%	1.44%	1.52%	1.58%	1.57%	1.62%	1.74%
13	1.48%	1.61%	1.58%	1.74%	1.73%	1.72%	1.86%	1.95%
14	1.66%	1.73%	1.74%	1.94%	1.85%	1.86%	2.04%	2.21%
15	1.79%	1.81%	1.85%	2.09%	2.00%	2.04%	2.25%	2.48%
16	1.91%	1.89%	2.03%	2.27%	2.15%	2.24%	2.45%	2.71%
17	2.01%	2.00%	2.16%	2.39%	2.37%	2.39%	2.68%	2.89%
18	2.07%	2.10%	2.30%	2.53%	2.52%	2.55%	2.88%	3.08%
19	2.11%	2.24%	2.42%	2.67%	2.67%	2.73%	3.08%	3.22%
20	2.17%	2.35%	2.50%	2.81%	2.83%	2.93%	3.23%	3.40%
21	2.24%	2.46%	2.58%	2.92%	2.99%	3.12%	3.38%	3.59%
22	2.34%	2.55%	2.67%	3.10%	3.16%	3.27%	3.54%	3.78%
23	2.43%	2.63%	2.77%	3.28%	3.34%	3.38%	3.67%	3.96%
24	2.52%	2.71%	2.87%	3.38%	3.49%	3.52%	3.83%	4.18%
25	2.62%	2.77%	3.01%	3.55%	3.63%	3.63%	4.00%	4.41%
26	2.71%	2.82%	3.14%	3.68%	3.75%	3.73%	4.16%	4.58%
27	2.80%	2.89%	3.16%	3.84%	3.86%	3.84%	4.35%	4.79%
28	2.87%	2.96%	3.29%	3.98%	3.97%	3.97%	4.50%	4.96%
29	2.90%	3.02%	3.40%	4.14%	4.09%	4.11%	4.64%	5.08%
30	2.95%	3.09%	3.50%	4.19%	4.21%	4.26%	4.79%
31	3.00%	3.17%	3.61%	4.30%	4.33%	4.40%	4.92%
32	3.02%	3.20%	3.68%	4.38%	4.47%	4.50%	5.02%
33	3.08%	3.27%	3.74%	4.46%	4.59%	4.61%
34	3.14%	3.35%	3.81%	4.57%	4.68%	4.70%
35	3.15%	3.41%	3.87%	4.66%	4.79%	4.78%
36	3.21%	3.47%	3.91%	4.76%	4.86%
37	3.25%	3.52%	3.97%	4.84%	4.93%
38	3.30%	3.55%	4.03%	4.96%
39	3.35%	3.58%	4.09%	5.03%
40	3.39%	3.61%	4.13%	5.13%
41	3.39%	3.63%	4.18%	5.20%
42	3.42%	3.66%	4.23%	5.24%
43	3.45%	3.68%	4.28%
44	3.47%	3.72%	4.33%
45	3.48%	3.75%	4.35%
46	3.50%	3.79%
47	3.52%	3.80%
48	3.56%	3.83%
49	3.58%	3.85%
50	3.60%	3.85%
51	3.62%
52	3.63%
53	3.64%
54
55
Prime Mix (2)	70%	70%	70%	67%	68%	69%	68%	68%

[Additional columns below]

[Continued from above table, first column(s) repeated]

Period (1)	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%
3	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%
4	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%
5	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%
6	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%
7	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%
8	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%
9	1.04%	1.05%	0.95%	1.06%	0.82%
10	1.24%	1.22%	1.07%	1.28%	0.96%
11	1.45%	1.36%	1.20%	1.48%	1.10%
12	1.67%	1.53%	1.37%	1.67%
13	1.90%	1.67%	1.55%	1.82%
14	2.09%	1.81%	1.74%
15	2.25%	2.00%	1.97%
16	2.41%	2.19%	2.16%
17	2.54%	2.37%	2.36%
18	2.73%	2.60%	2.59%
19	2.93%	2.80%	2.78%
20	3.11%	3.01%	2.95%
21	3.34%	3.19%
22	3.54%	3.34%
23	3.72%	3.49%
24	3.92%
25	4.10%
26	4.23%
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
Prime Mix (2)	71%	71%	76%	70%	87%	85%	80%	80%

(1) Represents the number of months since the inception of the securitization.

(2) Represents the original percentage of prime automobile contracts securitized within each pool.